UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010
HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 934-7500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On April 1, 2010, the registrant, Hillenbrand, Inc., an Indiana corporation (“Hillenbrand”), completed its acquisition of K-Tron International, Inc., a New Jersey corporation (“K-Tron”), pursuant to an Agreement and Plan of Merger entered into by and among Hillenbrand, Krusher Acquisition Corp., a New Jersey corporation and a wholly owned subsidiary of Hillenbrand (“Merger Sub”), and K-Tron on January 8, 2010 (the “Merger Agreement”). Hillenbrand’s acquisition of K-Tron was effected by merging Merger Sub with and into K-Tron, with K-Tron continuing as the surviving corporation and becoming a wholly owned subsidiary of Hillenbrand (the “Merger”). Pursuant to the terms of the Merger Agreement, Hillenbrand paid an aggregate of approximately $435 million in cash (subject to certain customary conditions and provisions) to the holders of shares of capital stock of K-Tron.
Additional information and details of the Merger Agreement were previously disclosed in Item 1.01 of Hillenbrand’s Current Report on Form 8-K filed on January 11, 2010, and are incorporated herein by reference. The foregoing description of the acquisition contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto Exhibit 2.1 to Hillenbrand’s Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In conjunction with the acquisition, and as agreed upon by Hillenbrand during negotiation of the Merger Agreement, on April 2, 2010, Edward B. Cloues, II, K-Tron’s former chairman and chief executive officer, was appointed to the Hillenbrand board of directors. There are no relationships between Mr. Cloues and Hillenbrand that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended. Cloues joined K-Tron’s board in 1985 and was named its chairman and Chief Executive Officer in 1998. Prior to 1996, Cloues was a partner of Morgan, Lewis & Bockius LLP, where he specialized in mergers and acquisitions and general business law counseling. Cloues currently is chairman of the board of AMREP Corporation and serves on the boards of Penn Virginia Corporation and Penn Virginia Resource Partners, L.P.
Item 8.01 Other Events
On March 31, 2010, the letter agreement, dated March 11, 2010, between Batesville Services, Inc., an Indiana corporation and a wholly owned subsidiary of Hillenbrand (“Batesville”), and Forethought Financial Group, Inc. (“FFG”), expired unexercised by Batesville and FFG. The expiration of the letter agreement has no effect on either Batesville’s or FFG’s rights and obligations under the FFG promissory note and warrants, and Batesville will continue to hold the promissory note and warrants under the terms and conditions therein.
On April 1, 2010, Hillenbrand announced that it had completed the closing of the Merger. The April 1, 2010 press release announcing the completion of Hillenbrand’s acquisition of K-Tron and the appointment of Cloues to our board of directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of January 8, 2010, by and among Hillenbrand, Inc., Krusher Acquisition Corp. and K-Tron International, Inc. (incorporated by reference to Exhibit 2.1 to Hillenbrand, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 11, 2010, File No. 001-33794)

99.1	Press Release, dated April 1, 2010, of Hillenbrand, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: April 1, 2010	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and Chief Financial Officer

DATE: April 1, 2010	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of January 8, 2010, by and among Hillenbrand, Inc., Krusher Acquisition Corp. and K-Tron International, Inc. (incorporated by reference to Exhibit 2.1 to Hillenbrand, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 11, 2010, File No. 001-33794)

99.1	Press Release, dated April 1, 2010, of Hillenbrand, Inc.